UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 31, 2014

CB FINANCIAL SERVICES, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania	001-36706	51-0534721
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 North Market Street, Carmichaels, Pennsylvania	15320
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   (724) 966-5041

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.

On October 31, 2014, CB Financial Services, Inc. ("CB"), the holding company for Community Bank, and FedFirst Financial Corporation ("FedFirst"), the holding company for First Federal Savings Bank, merged in accordance with an Agreement and Plan of Merger dated as of April 14, 2014 (the "Merger Agreement"). In accordance with the Merger Agreement, FedFirst merged with and into CB, with CB as the surviving entity, and First Federal Savings Bank merged with and into Community Bank, with Community Bank as the surviving entity. Each share common stock of FedFirst outstanding at the effective time of the transaction was converted into the right to receive, at the election of the holder, either $23.00 in cash or 1.1590 shares of common stock of CB, subject to the allocation and proration procedures contained in the Merger Agreement. The foregoing description of the transaction does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is Exhibit 2.1 hereto and is incorporated herein by reference.

On October 31, 2014, CB issued a press release announcing the completion of the transaction. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In accordance with the Merger Agreement, and effective as of the completion of the merger described in Item 2.01 above, CB appointed former FedFirst Directors John J. LaCarte, John M. Swiatek, Patrick G. O'Brien and Richard B. Boyer to CB's Board of Directors for terms expiring at CB's annual meeting of shareholders to be held in 2017, 2015, 2016 and 2016, respectively. There are no arrangements or understandings between any of these individuals and any other person pursuant to which they were appointed as directors. Mr. LaCarte is expected to serve as a member of the Audit Committee, Compensation Committee, and Nominating/Corporate Governance Committee of CB's Board of Directors. Mr. Swiatek is expected to serve as a member of the Compensation Committee and Nominating/Corporate Governance Committee of CB's Board of Directors. Mr. Boyer and his spouse (as lessors) and Exchange Underwriters, Inc. (as lessee), an affiliated company of CB, are parties to a building lease agreement dated as of June 1, 2012, which is Exhibit 10.1 hereto and incorporated herein by reference.

In accordance with the Merger Agreement, and effective as of the completion of the merger described in Item 2.01 above, Mr. O'Brien (age 53) was appointed to serve as Senior Executive Vice President and Chief Operating Officer of Community Bank. Mr. O'Brien served as President and Chief Executive Officer of FedFirst and First Federal Savings Bank.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired

CB intends to file any financial statements required by this Item 9.01(a) under cover of an amendment to this Current Report on Form 8-K no later than 71 calendar days after the date this Current Report on Form 8-K must be filed.

(b) Pro Forma Financial Information

CB intends to file any pro forma financial information required by this Item 9.01(b) under cover of an amendment to this Current Report on Form 8-K no later than 71 calendar days after the date this Current Report on Form 8-K must be filed.

(c) Shell Company Transactions

Not applicable.

(d) Exhibits

2.1	Agreement and Plan of Merger dated as of April 14, 2014 (incorporated by reference to CB's Registration Statement on Form S-4, as amended, initially filed on June 13, 2014)
10.1	Lease Agreement dated as of June 1, 2012 (incorporated by reference to Exhibit 10.7 of FedFirst's Annual Report on Form 10-K for the fiscal year ended December 31, 2012, filed on March 15, 2013)
99.1	Press Release dated October 31, 2014

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CB FINANCIAL SERVICES, INC. (Registrant)
November 6, 2014 (Date)	/s/ KEVIN D. LEMLEY Kevin D. Lemley Senior Vice President and Chief Financial Officer